Exhibit 99.1

Contact:

Kenneth Smith

Chief Financial Officer

716.826.6500 ext. 3217

kwsmith@gibraltar1.com

Gibraltar Reports Third-Quarter Financial Results

Buffalo, New York, October 31, 2013 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of products for building and industrial markets, today reported its financial results for the three- and nine-month periods ended September 30, 2013. All financial measures in this release reflect only the Company’s continuing operations unless otherwise noted.

Third-Quarter Financial Results

Gibraltar’s net sales for the third quarter of 2013 rose 6% to $217.4 million, compared with $205.5 million for the third quarter of 2012. Third-quarter 2013 adjusted net income was $9.6 million, or $0.31 per diluted share, compared with $7.4 million, or $0.24 per diluted share, in the third quarter of 2012. The adjusted third-quarter 2013 results exclude after-tax special charges of $23.3 million, or $0.75 per diluted share, including $22.4 million in impairment charges primarily relating to the Company’s European business. The adjusted net income for the third quarter of 2012 excluded after-tax special charges totaling $0.4 million, or $0.01 per diluted share, consisting of exit activity and acquisition-related costs. Including these items in the respective periods, the third-quarter 2013 GAAP result was a net loss of $13.7 million, or $0.44 per share, compared with net income of $7.0 million, or $0.23 per diluted share, in the third quarter of 2012.

Nine Month Financial Results

For the nine months ended September 30, 2013, total net sales increased 3% to $638.7 million, from $617.4 million in the comparable 2012 period. Adjusted net income from continuing operations was $19.0 million, or $0.61 per diluted share, compared with $18.7 million, or $0.61 per diluted share, in the comparable period of 2012. The adjusted results for the first nine months of 2013 exclude after-tax special charges of $28.6 million, or $0.92 per diluted share, resulting primarily from impairment charges and costs related to the Company’s successful re-financing of its senior subordinated notes during the first quarter, which lowered the interest rate by 200 basis points. Adjusted net income for the first nine months of 2012 excludes after-tax special charges of $2.4 million, or $0.08 per diluted share, for exit activity costs related to business restructuring and acquisition-related costs. Including these items, the GAAP net loss for the first nine months of 2013 was $9.6 million, or $0.31 per diluted share, compared with net income of $16.4 million, or $0.53 per diluted share, in the comparable period of 2012.

Management Comments

“Gibraltar performed well this quarter on both the top and bottom lines,” said Chairman and Chief Executive Officer Brian Lipke. “Consolidated revenues increased 6% year-over-year driven by incremental sales from our recent acquisitions. Sales to the residential new construction market improved, as we expected, with multi-family continuing to be the bright spot. Weakness in the industrial and infrastructure markets continued to weigh on our organic sales, which were down slightly compared to the third quarter last year. Repair and remodeling activity in the residential and low-rise commercial building markets remained equivalent to last year.”

“The Company’s operational performance improved over our expectations for the quarter,” said Lipke. “Adjusted earnings per share for the quarter exceeded our guidance, mainly due to lower-than-expected healthcare and performance-based compensation costs. We also continued to see the positive effect of improved profitability in our West Coast operations, plus the contribution from our recently acquired businesses. Our financial results also reflect the ongoing benefit of lower interest expense due to the refinancing of our notes in January of this year.”

Outlook

“Given the current conditions in our end markets, we now expect that Gibraltar will deliver sales growth approximating 4.5% in 2013, led by the contributions from recent acquisitions, with margins comparable to 2012,” Lipke said. “Reflecting the Company’s improved financial performance in the third quarter, we now expect to report adjusted earnings per share at the upper end of our previous guidance, and in the range of $0.63 to $0.66 for the full year which compares to $0.65 reported for 2012.”

“Looking forward to 2014, a number of economic indicators suggest a strengthening in demand for building products compared to conditions in 2013,” Lipke said. “With the operational enhancements that we have implemented this past year, we are well-positioned to capitalize on resumed end-market growth and deliver improved financial results in the year ahead.”

Third-Quarter Conference Call Details

Gibraltar has scheduled a conference call today to discuss its results for the third quarter of 2013, starting at 9:00 a.m. ET. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and distributor of building products, focused on residential and low-rise commercial building markets, as well as industrial and infrastructure markets. The Company generates more than 80% of its sales from products that hold leading positions in their markets, and serves customers across North America and Europe. Gibraltar’s strategy is to grow organically by expanding its product portfolio and penetration of existing customer accounts, while broadening its market and geographic coverage through the acquisition of companies with leadership positions in adjacent product categories. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.

Safe Harbor Statement

Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of intangible asset impairments, restructuring primarily associated with the closing and consolidation of our facilities, acquisition-related costs, and note re-financing costs. These adjustments are shown in the Non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial statements that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement

Gibraltar expects to release its financial results for the three- and 12- month periods ending December 31, 2013, on Thursday, February 20, 2014, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

GIBRATLAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net sales	$217,412	$205,514	$638,732	$617,419
Cost of sales	175,650	165,286	516,087	499,984

Gross profit	41,762	40,228	122,645	117,435
Selling, general, and administrative expense	24,754	24,479	84,158	78,370
Intangible asset impairment	23,160	—	23,160	—

(Loss) income from operations	(6,152)	15,749	15,327	39,065
Interest Expense	3,828	4,688	18,678	13,989
Other income	(66)	(55)	(141)	(401)

(Loss) income before taxes	(9,914)	11,116	(3,210)	25,477
Provision for income taxes	3,813	4,094	6,428	9,091

(Loss) income from continuing operations	(13,727)	7,022	(9,638)	16,386
Discontinued operations:
Income (loss) before taxes	—	162	(7)	9
Benefit of income taxes	—	(117)	(3)	(174)

Income (loss) from discontinued operations	—	279	(4)	183

Net (loss) income	$(13,727)	$7,301	$(9,642)	$16,569

Net earnings per share – Basic:
(Loss) income from continuing operations	$(0.44)	$0.23	$(0.31)	$0.53
Income from discontinued operations	—	0.01	—	0.01

Net (loss) income	$(0.44)	$0.24	$(0.31)	$0.54

Weighted average shares outstanding – Basic	30,946	30,765	30,916	30,739

Net earnings per share – Diluted:
(Loss) income from continuing operations	$(0.44)	$0.23	$(0.31)	$0.53
Income from discontinued operations	—	0.01	—	0.01

Net (loss) income	$(0.44)	$0.24	$(0.31)	$0.54

Weighted average shares outstanding – Diluted	30,946	30,838	30,916	30,834

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$80,848	$48,028
Accounts receivable, net of reserve	114,541	89,473
Inventories	116,899	116,357
Other current assets	15,290	13,380

Total current assets	327,578	267,238
Property, plant, and equipment, net	130,877	151,613
Goodwill	341,445	359,863
Acquired intangibles	93,332	98,759
Other assets	6,202	6,201

Total assets	$899,434	$883,674

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$81,158	$69,060
Accrued expenses	46,528	47,432
Current maturities of long-term debt	417	1,093

Total current liabilities	128,103	117,585
Long-term debt	213,601	206,710
Deferred income taxes	56,334	57,068
Other non-current liabilities	33,615	25,489
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,087 and 30,938 shares issued in 2013 and 2012	310	309
Additional paid-in capital	242,648	240,107
Retained earnings	232,440	242,082
Accumulated other comprehensive loss	(2,874)	(1,575)
Cost of 390 and 350 common shares held in treasury in 2013 and 2012	(4,743)	(4,101)

Total shareholders’ equity	467,781	476,822

Total liabilities & shareholders’ equity	$899,434	$883,674

GIBRALTAR INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash Flows from Operating Activities
Net (loss) income	$(9,642)	$16,569
(Loss) income from discontinued operations	(4)	183

(Loss) income from continuing operations	(9,638)	16,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,396	19,838
Intangible asset impairment	23,160	—
Loss on early note redemption	7,166	—
Provision for deferred income taxes	33	214
Stock compensation expense	2,138	2,710
Non-cash charges to interest expense	736	1,186
Other non-cash adjustments	4,002	3,156
Increase (decrease) in cash resulting from changes in the following (excluding the effects of acquisitions):
Accounts receivable	(25,352)	(19,410)
Inventories	(211)	(646)
Other current assets and other assets	(602)	2,305
Accounts payable	11,919	6,134
Accrued expenses and other non-current liabilities	4,169	(5,257)

Net cash provided by operating activities of continuing operations	37,916	26,616
Net cash (used in) provided by operating activities of discontinued operations	(9)	119

Net cash provided by operating activities	37,907	26,735

Cash Flows from Investing Activities
Purchases of property, plant, and equipment	(8,816)	(6,852)
Cash paid for acquisitions, net of cash received	(5,344)	(2,705)
Net proceeds from sale of property and equipment	12,447	417

Net cash used in investing activities	(1,713)	(9,140)

Cash Flows from Financing Activities
Proceeds from long-term debt	210,000	—
Long-term debt payments	(205,084)	(414)
Payment of note redemption fees	(3,702)	—
Payment of deferred financing fees	(3,858)	(18)
Excess tax benefit from stock compensation	62	14
Net proceeds from issuance of common stock	342	52
Purchase of treasury stock at market prices	(642)	(970)

Net cash used in financing activities	(2,882)	(1,336)

Effect of exchange rate changes on cash	(492)	751

Net increase in cash and cash equivalents	32,820	17,010
Cash and cash equivalents at beginning of year	48,028	54,117

Cash and cash equivalents at end of period	$80,848	$71,127

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2013
	As Reported In GAAP Statements	Intangible Asset Impairment	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$217,412	$—	$—	$—	$217,412
Cost of sales	175,650	—	(1,341)	(69)	174,240

Gross profit	41,762	—	1,341	69	43,172
Selling, general, and administrative expense	24,754	—	—	(76)	24,678
Intangible asset impairment	23,160	(23,160)	—	—	—

(Loss) income from operations	(6,152)	23,160	1,341	145	18,494
Operating margin	(2.8)%	10.7%	0.6%	0.1%	8.5%
Interest expense	3,828	—	—	—	3,828
Other income	(66)	—	—	—	(66)

(Loss) income before income taxes	(9,914)	23,160	1,341	145	14,732
Provision for income taxes	3,813	753	541	64	5,171

(Loss) income from continuing operations	$(13,727)	22,407	800	81	9,561

(Loss) income from continuing operations per share - diluted	$(0.44)	$0.72	$0.03	$—	$0.31

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2012
	As Reported In GAAP Statements	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$205,514	$—	$—	$205,514
Cost of sales	165,286	(201)	(58)	165,027

Gross profit	40,228	201	58	40,487
Selling, general, and administrative expense	24,479	(141)	(81)	24,257

Income from operations	15,749	342	139	16,230
Operating margin	7.7%	0.2%	0.1%	7.9%
Interest expense	4,688	—	—	4,688
Other income	(55)	—	—	(55)

Income before income taxes	11,116	342	139	11,597
Provision for income taxes	4,094	17	81	4,192

Income from continuing operations	$7,022	325	58	7,405

Income from continuing operations per share - diluted	$0.23	$0.01	$—	$0.24

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(Unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30, 2013
	As Reported In GAAP Statements	Intangible Asset Impairment	Restructuring Costs	Acquisition Related Costs	Note Re- Financing	Adjusted Statement of Operations
Net sales	$638,732	$—	$—	$—	$—	$638,732
Cost of sales	516,087	—	(2,051)	(272)	—	513,764

Gross profit	122,645	—	2,051	272	—	124,968
Selling, general, and administrative expense	84,158	—	(202)	(196)	—	83,760
Intangible asset impairment	23,160	(23,160)	—	—	—	—

Income from operations	15,327	23,160	2,253	468	—	41,208
Operating margin	2.4%	3.6%	0.4%	0.1%	—	6.5%
Interest expense	18,678	—	—	—	(7,166)	11,512
Other income	(141)	—	—	—	—	(141)

(Loss) income before income taxes	(3,210)	23,160	2,253	468	7,166	29,837
Provision for income taxes	6,428	753	876	182	2,616	10,855

(Loss) income from continuing operations	$(9,638)	22,407	1,377	286	4,550	18,982

(Loss) income from continuing operations per share - diluted	$(0.31)	$0.72	$0.04	$0.01	$0.15	$0.61

GIBRALTAR INDUSTRIES, INC.

Non-GAAP Reconciliation of Adjusted Statement of Operations

(Unaudited)

(in thousands, except per share data)

	Nine Months Ended September 30, 2012
	As Reported In GAAP Statements	Restructuring Costs	Acquisition Related Costs	Adjusted Statement of Operations
Net sales	$617,419	$—	$—	$617,419
Cost of sales	499,984	(3,080)	(207)	496,697

Gross profit	117,435	3,080	207	120,722
Selling, general, and administrative expense	78,370	(159)	(193)	78,018

Income from operations	39,065	3,239	400	42,704
Operating margin	6.3%	0.5%	0.1%	6.9%
Interest expense	13,989	—	—	13,989
Other income	(401)	—	—	(401)

Income before income taxes	25,477	3,239	400	29,116
Provision for income taxes	9,091	1,145	141	10,377

Income from continuing operations	$16,386	2,094	259	18,739

Income from continuing operations per share - diluted	$0.53	$0.07	$0.01	$0.61